Calculation of Filing Fee Tables
S-8
Salesforce, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share, issuable under the Informatica Inc. 2021 Equity Incentive Plan	457(a)	1,435,721	$ 241.30	$ 346,439,477.30	0.0001381	$ 47,843.29
Total Offering Amounts:						$ 346,439,477.30		$ 47,843.29
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 47,843.29
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 'Securities Act'), this Registration Statement on Form S-8 (this 'Registration Statement') shall also cover any additional shares of common stock, par value $0.001 per share (the 'Common Stock') of Salesforce, Inc. (the 'Registrant') that become issuable under the Informatica Inc. 2021 Equity Incentive Plan (the 'Plan') by reason of an event such as any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The Proposed Maximum Offering Price per Unit is estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on November 14, 2025. The number of shares registered represents 1,435,721 shares of Common Stock reserved for issuance under the Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A